UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2013 (May 28, 2013)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 28, 2013, TICC Capital Corp. (the “Company”) completed the sale of additional notes in an $80,000,000 increase to the collateralized loan obligation transaction that originally closed on August 23, 2012 (the “Original Closing Date”), and which was previously increased by $80,000,000 on February 25, 2013 (the “First Upsize Closing Date”). The issuance of additional notes was proportional across all existing classes of notes issued on the Original Closing Date and the First Upsize Closing Date.

The notes offered in this transaction (the “Second Additional Issuance Notes”) were issued by TICC CLO 2012-1 LLC, a special purpose vehicle (the “Issuer”), which is a wholly-owned subsidiary of the Company, and are backed by a diversified portfolio of bank loans. The secured Second Additional Issuance Notes (the “Second Additional Issuance Secured Notes”) were issued as Class A-1 senior secured floating rate notes which have an initial face amount of $44,000,000, are rated AAA/Aaa by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 1.75%, Class B-1 senior secured floating rate notes which have an initial face amount of $5,000,000, are rated AA/Aa2 by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 3.50%, Class C-1 secured deferrable floating rate notes which have an initial face amount of $5,750,000, are rated A/A2 by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 4.75%, and Class D-1 secured deferrable floating rate notes which have an initial face amount of $5,250,000, are rated BBB/Baa2 by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 5.75%. The Company purchased all of the subordinated Second Additional Issuance Notes of the Issuer (the “Second Additional Issuance Subordinated Notes”), which have an initial face amount of $20,000,000. The Second Additional Issuance Subordinated Notes do not bear interest and are not rated. The Second Additional Issuance Notes have a stated maturity date of August 25, 2023 and are subject to a non-call period until the payment date on the Second Additional Issuance Notes occurring in August 2014. The Issuer has a reinvestment period to and including the payment date on the Second Additional Issuance Notes occurring in August 2016, or such earlier date as is provided in the indenture relating to the Second Additional Issuance Notes.

The proceeds from the issuance of the Second Additional Issuance Notes will be used by the Issuer to purchase additional collateral obligations, to invest in eligible investments or to apply pursuant to the priority of payments set forth in the indenture relating to the Second Additional Issuance Notes, as applicable.

In connection with the issuance and sale of the Second Additional Issuance Secured Notes, the Company has made customary representations, warranties and covenants in the purchase agreement by and between the Company, the Issuer and Guggenheim Securities, LLC, which served as the initial purchaser of the Second Additional Issuance Secured Notes.  In connection with the issuance and sale of the Second Additional Issuance Subordinated Notes, the Company has made customary representations, warranties and covenants in the purchase agreement by and between the Issuer and the Company, which purchased the Second Additional Issuance Subordinated Notes directly from the Issuer.  The Second Additional Issuance Secured Notes are the secured obligations of the Issuer, and an indenture governing the Second Additional Issuance Notes includes customary covenants and events of default.  The Second Additional Issuance Notes were sold in a private placement transaction and have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The descriptions of the documentation relating to this transaction contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached or incorporated by reference hereto as Exhibits 10.1 through 10.3 and incorporated into this Current Report on Form 8-K by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Upsize Purchase Agreement, dated as of May 21, 2013, by and among TICC Capital Corp., TICC CLO 2012-1 LLC and Guggenheim Securities, LLC
10.2	Subordinated Note Purchase Agreement, dated as of May 28, 2013, by and among TICC Capital Corp. and TICC CLO 2012-1 LLC
10.3	Indenture, dated August 23, 2012, by and between TICC CLO 2012-1 LLC and The Bank of New York Mellon Trust Company, National Association*

* Incorporated by reference to the Registrant’s report on Form 8-K filed on August 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013	TICC CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President